Exhibit 99.1

Execution Version

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”), dated as of January 5, 2020, among YUM! Brands, Inc., a North Carolina corporation (“Parent”), and the Persons executing this Agreement as “Holders” on the signature pages hereto (each a “Holder” and collectively, the “Holders”).

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, YEB Newco Inc., a Delaware corporation and wholly-owned Subsidiary of Parent (“Merger Sub”), and The Habit Restaurants, Inc., a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger (as the same may be amended or supplemented from time to time, the “Merger Agreement”), providing for, among other things, the merger of Merger Sub with and into the Company, with the Company surviving such merger (the “Merger”);

WHEREAS, as of the date hereof, each Holder is the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”)) of and is entitled to dispose and vote (a) the number of shares of Class A Common Stock, par value $0.01 per share, of the Company (the “Class A Common Stock”) and Class B Common Stock, par value $0.01 per share, of the Company (the “Class B Common Stock”, and together with the Class A Common Stock, the “Common Stock”, and each share of Common Stock, a “Share”) and (b) the number of Units (as defined in the LLC Agreement (defined below)) (the “LLC Units”) of The Habit Restaurants, LLC (“Opco”), in each case set forth on Schedule A hereto (with respect to such Holder, (a) such Shares, the “Owned Shares”, (b) such LLC Units, the “Owned Units”, (c) the Owned Shares and Owned Units, together, the “Owned Equity”, (d) such Owned Shares, together with any Shares with respect to which such Holder becomes the “beneficial owner” after the date hereof and during the term of this Agreement, the “Subject Shares”, and (e) such Owned Units and Subject Shares, together with any LLC Units with respect to which such Holder becomes the “beneficial owner” after the date hereof and during the term of this Agreement, the “Subject Equity”);

WHEREAS, as of the date hereof, the Holders collectively hold (a) 1.36% of the issued and outstanding Shares of Class A Common Stock, (b) 66.28% of the issued and outstanding Shares of Class B Common Stock, (c) 66.28% of the issued and outstanding LLC Units and (d) 14.62% of the voting power of the Common Stock; and

WHEREAS, in connection with the execution and delivery of the Merger Agreement, Parent and each Holder desire to enter into this Agreement.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

Definitions; Interpretation

Section 1.01 Definitions. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Merger Agreement.

Section 1.02 Interpretation. (a) When a reference is made in this Agreement to a Schedule, such reference shall be to a Schedule to this Agreement unless otherwise indicated. When a reference is made in this Agreement to a Section, such reference shall be to the corresponding Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including”

are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms “or”, “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the United States. References to a Person are also to its permitted assigns and successors.

(b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.

ARTICLE II

Representations and Warranties of Each Holder

Each Holder hereby represents and warrants, severally and not jointly, to Parent that:

Section 2.01 Organization. If such Holder is not an individual, such Holder is duly incorporated or organized, validly existing and in good standing (where such concept is recognized under applicable Law) under the Laws of the jurisdiction of its incorporation or organization.

Section 2.02 Ownership of Owned Equity. Such Holder is the beneficial owner of, and has good and marketable title to, the Owned Equity, free and clear of all Liens, except for any Liens created by this Agreement, imposed by applicable securities Laws, or as set forth in any of (a) the Fifth Amended and Restated Limited Liability Company Agreement of Opco, dated as of April 6, 2015, as amended, by and among the Members (as that term is defined therein) from time to time party thereto (the “LLC Agreement”) and (b) the certificate of incorporation of the Company (together with the LLC Agreement, the “Organizational Documents”). Such Holder does not beneficially own (within the meaning of Section 13 of the Exchange Act) any Shares or LLC Units other than the Owned Equity. Such Holder has the sole right to vote the Owned Equity, and, except as contemplated by this Agreement, none of the Owned Equity is subject to any voting trust or other agreement with respect to the voting of the Owned Equity. Such Holder has the sole right to dispose of the Owned Equity with no restrictions, subject to the Organizational Documents and applicable securities Laws on its rights of disposition of the Owned Equity. Except as contemplated by this Agreement and the Organizational Documents, (a) there are no agreements or arrangements of any kind, contingent or otherwise, obligating such Holder to sell, transfer, pledge, assign, exchange, lend, encumber or otherwise dispose of (collectively, “Transfer”) or cause to be Transferred any Owned Equity or otherwise relating to the Transfer of any Owned Equity and (b) no Person has any contractual or other right or obligation to purchase or otherwise acquire any of such Owned Equity.

Section 2.03 Authority; Execution and Delivery; Enforceability. If such Holder is not an individual, such Holder has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder and the execution and delivery by such Holder of this Agreement and the performance by such Holder of its obligations hereunder have been duly authorized and approved by all requisite action, and no other action on the part of such Holder is necessary to authorize the execution and delivery of this Agreement or the performance by such Holder of its obligations hereunder. If such Holder is an individual, such Holder has the requisite legal capacity to execute and deliver this Agreement and to perform such Holder’s obligations under this Agreement. This Agreement has been duly executed and delivered by such Holder and, assuming due authorization, execution and delivery hereof by Parent, constitutes a legal, valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms, except that such enforceability (a) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, rehabilitation, conservatorship, liquidation, receivership and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (b) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”).

Section 2.04 No Conflicts; Governmental Approvals.

(a) Neither the execution and delivery of this Agreement by such Holder, nor the performance or compliance by such Holder with any of the terms or provisions hereof, will (i) if such Holder is not an individual, conflict with or violate any provision of the organizational documents of such Holder or (ii)(x) assuming that the actions described in Section 2.04(b) have been completed prior to or promptly after the Effective Time, violate any Law applicable to such Holder, (y) violate or constitute a default (or an event which with notice or lapse of time or both would become a default) under any of the terms, conditions or provisions of any Contract to which such Holder is a party or accelerate such Holder’s obligations under any such Contract or (z) result in the creation of any Lien on any properties or assets of such Holder (including the Owned Equity), in each case, except for any such violation, default, acceleration or creation that would not, individually or in the aggregate, reasonably be expected to materially delay or impair such Holder’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(b) No Consent of, or filing, declaration or registration with, any Governmental Entity is necessary for the execution and delivery of this Agreement by such Holder or the performance by such Holder of its obligations hereunder, other than filings with the SEC under the Exchange Act and such reports under, and such other compliance with, the Exchange Act and other applicable securities Laws as may be required in connection with this Agreement and the transactions contemplated by this Agreement.

Section 2.05 Litigation. There is no pending or, to the knowledge of such Holder, threatened in writing, legal or administrative proceeding, suit, arbitration, action or, to the knowledge of such Holder, investigation against such Holder, that, individually or in the aggregate, has had or would reasonably be expected to prevent, impair or interfere with the ability of such Holder to perform its obligations hereunder. There is no outstanding injunction, order, judgment, ruling, decree or writ imposed upon such Holder that, individually or in the aggregate, has had or would reasonably be expected to prevent, impair or interfere with the ability of such Holder to perform its obligations hereunder.

Section 2.06 Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Holder.

ARTICLE III

Representations and Warranties of Parent

Parent hereby represents and warrants to the Holders that:

Section 3.01 Organization. Parent is a corporation duly organized, validly existing and in good standing under the Laws of North Carolina.

Section 3.02 Authority; Execution and Delivery; Enforceability. Parent has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Parent of this Agreement and the performance by Parent of its obligations hereunder have been duly authorized and approved by all requisite action, and no other action on the part of Parent is necessary to authorize the execution and delivery of this Agreement or the performance by Parent of its obligations hereunder. This Agreement has been duly executed and delivered by Parent and, assuming due authorization, execution and delivery hereof by the Holders, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except that such enforceability may be limited by and is subject to the Bankruptcy and Equity Exception.

Section 3.03 No Conflicts; Governmental Approvals.

(a) Neither the execution and delivery of this Agreement by Parent, nor the performance or compliance by Parent with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the organizational documents of Parent or (ii)(x) assuming that the actions described in Section 3.03(b) have been completed prior to or promptly after the Effective Time, violate any Law applicable to Parent, (y) violate or constitute a default (or an event which with notice or lapse of time or both would become a default) under any of the terms, conditions or provisions of any Contract to which Parent is a party or accelerate Parent’s obligations under any such Contract or (z) result in the creation of any Lien on any properties or assets of Parent, in each case, except for any such conflict, violation, default, acceleration or creation that would not, individually or in the aggregate, reasonably be expected to materially delay or impair Parent’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(b) Except as set forth in Section 4.3(b) of the Merger Agreement, no Consent of, or filing, declaration or registration with, any Governmental Entity is necessary for the execution and delivery of this Agreement by Parent or the performance by Parent of its obligations hereunder.

ARTICLE IV

Covenants of Holders

Section 4.01 Agreement to Vote.

(a) Each Holder agrees that at the Company Stockholders Meeting or at any other meeting of the holders of Shares at which a vote of such Holders contemplated below is taken and, with respect to the matters described below in clauses (ii)(A), (ii)(B) and (ii)(C), in connection with any action proposed to be taken by written consent of the Holders of Shares: (i) when such a meeting of the holders of Shares is held, such Holder shall appear at such meeting or otherwise cause the Subject Shares to be counted as present thereat for the purpose of establishing a quorum and (ii) such Holder shall vote or cause to be voted at any such meeting, or deliver or cause to be delivered a written consent with respect to, all of such Holder’s Subject Shares (A) in favor of adopting the Merger Agreement and any other actions contemplated by the Merger Agreement in respect of which the approval of the holders of Shares is requested; (B) in favor of adoption of any proposal in respect of which the Company Board has (1) determined is reasonably necessary to facilitate any of the transactions contemplated by the Merger Agreement, (2) disclosed the determination described in the foregoing clause (1) in the Proxy Statement or other written materials disseminated to the holders of Shares and (3) recommended to be adopted or approved by the holders of Shares; and (C) against (1) any Acquisition Proposal, whether or not constituting a Superior Proposal and (2) any action, proposal, transaction or agreement that would reasonably be expected to prevent, impair, delay or otherwise interfere with the Merger or the other transactions contemplated by the Merger Agreement.

(b) For the avoidance of doubt, nothing in this Agreement shall require any Holder to vote, cause to be voted or otherwise consent to any amendment to the Merger Agreement (including any schedule or Exhibit thereto) or the taking of any action that would result in the amendment, modification or a waiver of a provision therein, in any such case, which (i) decreases the amount or changes the form of the Merger Consideration, (ii) delays or imposes any material restrictions or additional conditions on the consummation of the Merger or the payment of the Merger Consideration to holders of Class A Common Stock, (iii) extends the Termination Date (as defined below) or (iv) amends any other term or condition of the Merger Agreement that is adverse to the Holder’s rights under the Merger Agreement. Each Holder shall retain at all times the right to vote any Subject Equity in such Holder’s sole discretion, and without any other limitation, on any matters other than those explicitly set forth in this Section 4.01 that are at any time or from time to time presented for consideration to the holders of Shares.

(c) Each Holder hereby covenants and agrees that it shall not enter into any agreement or undertaking, and shall not take any action or commit or agree to take any action, that would reasonably be expected to prevent, impair or interfere with such Holder’s ability to perform any of such Holder’s obligations pursuant to this Agreement.

(d) Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Subject Equity. All rights, ownership and economic benefits of and relating to the Subject Equity shall remain vested in and belong to the Holders.

Section 4.02 Transfer and Other Restrictions. Prior to the Effective Time, the Holders shall not, directly or indirectly, (a) Transfer, or enter into any Contract, option or other arrangement or understanding with respect to the Transfer of, any Subject Equity to any Person or (b) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, or grant a proxy or power of attorney with respect to any Subject Equity, or deposit any Subject Equity into a voting trust. Notwithstanding the foregoing, this Section 4.02 shall not prohibit a Transfer of any Subject Equity by a Holder (i) to any immediate family member or lineal descendant of such Holder or a trust for the benefit of any such family member or lineal descendant, (ii) to any person or entity if and solely to the extent required by any non-consensual, final and non-appealable injunction, order, judgment or decree of any Governmental Entity, by divorce decree or by will, intestacy or other similar Law, or (iii) transfers as Parent may agree in writing in its sole and absolute discretion, so long as, in the case of each of the foregoing clauses, the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent and joinder memorializing such agreement in form reasonably acceptable to Parent. Any attempted Transfer of, or other action with respect to, Subject Equity or any interest therein in violation of this Section 4.02 shall be null and void.

Section 4.03 No Solicitation. From the date hereof until the Effective Time or, if earlier, the termination of this Agreement or the Merger Agreement in accordance with their respective terms, the Holders shall not, and shall instruct and use their reasonable best efforts to cause their respective Representatives not to, directly or indirectly: (a) initiate, solicit or knowingly encourage or knowingly facilitate any inquiries regarding, or the making or submission of, any offer or proposal that constitutes or could reasonably be expected to lead to, an Acquisition Proposal, (b) engage in or otherwise participate in any negotiations or discussions with respect to any Acquisition Proposal, (c) provide any information to any Person (other than Parent, Merger Sub or any designees of Parent or Merger Sub) in connection with or for the purpose of encouraging or facilitating an Acquisition Proposal or (d) enter into any letter of intent, memorandum of understanding, commitment, agreement or agreement in principle with respect to an Acquisition Proposal. If, prior to the Effective Time, any Holder receives any Acquisition Proposal, then such Holder will promptly (and in any event within 24 hours) notify Parent and the Company of the identity of the Person making, and the material terms of, such Acquisition Proposal. Any action taken or failed to be taken by such Holder’s Representatives which, if taken or failed to be taken by such Holder, would constitute a breach of this Section 4.03 shall be deemed to constitute a breach of this Section 4.03 by such Holder.

Section 4.04 Stock Dividends, etc. If between the date of this Agreement and the Effective Time the issued and outstanding Shares or LLC Units shall have been changed into a different number of shares or a different class by reason of the occurrence or record date of any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, the terms “Owned Shares”,

“Owned Units”, “Owned Equity”, “Subject Shares” and “Subject Equity” shall be appropriately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction.

Section 4.05 Waiver of Appraisal Rights. Each Holder hereby waives, and shall cause to be waived, any and all rights of appraisal or rights to dissent from the Merger or the other transactions contemplated by the Merger Agreement that such Holder may have under applicable Law.

Section 4.06 Disclosure. The Holders hereby authorize the Company, Parent and Merger Sub to publish and disclose in any announcement or disclosure required by the SEC and in the Proxy Statement and the filings required under applicable Law, each Holder’s identity and ownership of the Subject Equity and the nature of each Holder’s obligations under this Agreement after providing each Holder with a reasonable opportunity to review and approve (such approval not to be unreasonably withheld, conditioned or delayed) such publication or disclosure prior to any such publication or disclosure. Parent hereby authorizes each Holder to disclose in any disclosure required by any Governmental Entity Parent’s identity and the nature of Parent’s obligations under this Agreement. Parent will not make any other disclosures regarding any Holder in any press release or otherwise without the prior written consent of such Holder (such approval not to be unreasonably withheld, conditioned or delayed).

Section 4.07 Fiduciary Responsibilities. Notwithstanding any provision of this Agreement to the contrary, this Agreement shall apply to each Holder solely in its capacity as a holder of Shares or LLC Units and not in any other capacity, and nothing in this Agreement shall limit, restrict or affect the rights and obligations any officer or director or designee of the Holders or their Affiliates serving on the Company Board from taking any action in his or her capacity as a director, officer or employee of the Company or voting or providing written consent as a director of the Company in his or her sole discretion on any matter, whether in connection with the Merger Agreement or otherwise, and no action or omissions by any such Persons in his or her capacity as a director of the Company shall be deemed to constitute a breach of any provision of this Agreement.

Section 4.08 Additional Owned Equity. Each Holder shall provide as promptly as reasonably practicable written notice to Parent of additional Shares or LLC Units of which such Holder becomes the “beneficial owner” after the date hereof and during the term of this Agreement.

ARTICLE V

General Provisions

Section 5.01 Notices. All notices, requests, claims, demands, and other communications hereunder must be in writing and must be given (and will be deemed to have been duly given): (a) when delivered, if delivered in person; (b) when sent, if sent by email; (c) three (3) Business Days after sending, if sent by registered or certified mail (postage prepaid, return receipt requested); and (d) one (1) Business Day after sending, if sent by overnight courier, in each case, to the respective parties at the following addresses (or at such other address for a party as have been specified by like notice):

If to Parent, to:

YUM! Brands, Inc.

1441 Gardiner Lane

Louisville, Kentucky 40213

Attention: Scott A. Catlett, General Counsel and Corporate Secretary

                 Legal Department

Email: Scott.Catlett@yum.com

with a copy (which will not constitute notice) to:

Mayer Brown LLP

71 South Wacker Drive

Chicago, Illinois 60606

Attention:      Jodi A. Simala

Email:            jsimala@mayerbrown.com

If to any Holder, to:

The address set forth next to such Holder on Schedule A

with a copy (which will not constitute notice) to:

The Habit Restaurants. Inc.

17320 Red Hill Avenue, Suite 140

Irvine, California 92614

Attention: Russell Bendel, Chief Executive Officer

Email: RBendel@habitburger.com

Ropes & Gray LLP

1211 Avenue of the Americas

New York, New York 10036

Attention:      Carl Marcellino

Email:  carl.marcellino@ropesgray.com

Section 5.02 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, the remaining provisions of this Agreement will be enforced so as to conform to the original intent of the parties as closely as possible in an acceptable manner so the end that the transactions contemplated by this Agreement are fulfilled to the fullest extent possible.

Section 5.03 Assignment. This Agreement may not be assigned by operation of law or otherwise (a) in the case of any assignment by Parent, without the prior written consent of a majority (in terms of aggregate voting power) of the Subject Shares or (b) in the case of any assignment by any Holders, without the prior written consent of Parent.

Section 5.04 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the Schedules hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies.

Section 5.05 Governing Law. This Agreement will be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Section 5.06 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement.

Section 5.07 Counterparts. This Agreement may be executed and delivered (including by facsimile or email transmission) in two (2) or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement.

Section 5.08 Jurisdiction; Waiver of Jury Trial.

(a) Each of the parties hereto hereby (i) expressly and irrevocably submits to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware or if such Court of Chancery lacks subject matter jurisdiction, the United States District Court for the District of Delaware, in the event any dispute arises out of this Agreement, (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it shall not bring any action relating to this Agreement in any court other than the Court of Chancery of the State of Delaware or if such Court of Chancery lacks subject matter jurisdiction, the United States District Court for the District of Delaware; provided that each of the parties has the right to bring any action or proceeding for enforcement of a judgment entered by such court in any other court or jurisdiction.

(b) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH OTHER PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 5.09 Service of Process. Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in Section 5.08(a) in any such action or proceeding by mailing copies thereof by registered United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 5.01. However, the foregoing will not limit the right of a party to effect service of process on the other party by any other legally available method.

Section 5.10 Specific Performance.

(a) The parties hereto acknowledge and agree that, in the event of any breach of this Agreement, irreparable harm would occur that monetary damages could not make whole. It is accordingly agreed that (i) each party hereto shall be entitled, in addition to any other remedy to which it may be entitled at law or in equity, to seek to compel specific performance to prevent or restrain breaches or threatened breaches of this Agreement in any action without the posting of a bond or undertaking, and (ii) the parties hereto shall, and hereby do, waive, in any action for specific performance, the defense of adequacy of a remedy at law and any other objections to specific performance of this Agreement.

(b) Notwithstanding the parties’ rights to specific performance pursuant to Section 5.10(a), each party may pursue any other remedy available to it at law or in equity, including monetary damages.

Section 5.11 Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by the parties hereto prior to the Effective Time. The failure of any party to assert any rights or remedies under this Agreement will not constitute a waiver of such rights or remedies. Any extension or waiver with respect to this Agreement will be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

Section 5.12 Expenses. Except as set forth herein, each of the parties shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers and accountants) in connection with the entering into and performance under this Agreement and the consummation of the transactions contemplated hereby.

Section 5.13 Termination. This Agreement and all obligations of the parties hereto hereunder shall automatically terminate, without further action by any party hereto, upon the earliest of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms, (c) the occurrence of a Change of Board Recommendation pursuant to and in accordance with the Merger Agreement and (d) with respect to any Holder, the mutual written agreement of such Holder and Parent (the date on which termination would occur pursuant to any of the foregoing clauses (a) through (d), the “Termination Date”). In the event of any such termination of this Agreement, this Agreement shall forthwith become null and void and have no effect, without any liability or obligation on the part of Parent or the applicable Holders, other than liability for any Intentional Breach of this Agreement prior to such Termination Date; provided that the provisions set forth in Article V shall survive the termination of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have duly executed this Agreement, all as of the date first written above.

YUM! BRANDS, INC.

By:	/s/ David Gibbs
Name: David Gibbs
Title: Chief Executive Officer

[Signature page to Voting Agreement]

HOLDERS:

Bendel Family Trust

By:	/s/ Russell W. Bendel
Name: Russell W. Bendel
Title: Trustee

[Signature page to Voting Agreement]

By:	/s/ Ira Fils
Name: Ira Fils

[Signature page to Voting Agreement]

KarpReilly GP, LLC

By:	/s/ Chris Reilly
Name: Chris Reilly
Title: Authorized Signatory

KarpReilly Investments, LLC

By:	/s/ Chris Reilly
Name: Chris Reilly
Title: Authorized Signatory

[Signature page to Voting Agreement]